                                                                       Exhibit 1

                                   Term Sheet

              Financing Proposal for Pro Tech Communications, Inc.
              ----------------------------------------------------
                                  Page 1 of 3

Amount: $1.5 million in cash to be paid at closing and the issuance by Pro Tech Communications, Inc. ("Pro Tech" or the "Company") of a warrant for 4.5 million common shares of Pro Tech at $0.50 callable upon effectiveness of an underlying registration statement by the Company in three (3) 1.5 million share blocks, each block callable when the Company's common stock trades a minimum of one hundred fifty thousand (150,000) shares per day and the common stock price reaches and maintains for a minimum of fifteen (15) consecutive days a price 36% above the issuance price per share, 88% above the issuance price per share and 127% above the issuance price per share, respectively, provided that the time period between the call of each block shall not be less than thirty (30) trading days.

Security:               Convertible preferred stock of the Company (the
                        "Preferred Stock")

Voting Rights:          None, except as may be required by applicable law

Issue Date:             To Be Determined

Maturity Date:          Thirty Six (36) months from Issue Date

Purchase Price:         $1,000 per share (the "Stated Value")

Accretion:              Four percent (4.0%) payable by the Company in common
                        stock or cash (at the Company's election) upon conversion

Cashless Exercise:      In the event the shares underlying the warrant have not
                        been registered within one (1) year of closing, the Holder shall have the right to have a cashless exercise of the warrant.

              Financing Proposal for Pro Tech Communications, Inc.
              ----------------------------------------------------
                                  Page 2 of 3


Conversion
Rights: Each Preferred Share is convertible into the following number of shares:

                                           Stated Value
                                           ------------
                                           Conversion Price

                        The conversion price is equal to the lesser of (a) 0.50 or (b) 20% discount off the lowest average closing bid price of the common stock for any consecutive five (5) day period out of the fifteen (15) day period preceding conversion.

Mandatory
Conversion:             At maturity, all unconverted Preferred Shares will
                        convert at the then prevailing Conversion Price

Supplemental
Conversion
Rights: The Investor has the option to convert into NCT Group, Inc. common stock at a 20% discount off the lowest average closing bid price of the common stock for any consecutive five (5) day period out of the fifteen (15) day period preceding conversion at their discretion. Up to one half of the position is subject to this option at six months after closing and the other one half 12 months after closing.

Registration
Rights: The Company will agree to file a registration statement under the Securities Act of 1933 including the shares of Common Stock underlying the Convertible Preferred within 60 days of the Closing and will use its best efforts to cause the registration to become effective on the date (the "SEC Effective Date") which is the earlier of 150 days after the Closing or within five days of SEC clearance to request acceleration of effectiveness. The Company will maintain the effectiveness of such registration for three years.
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              Financing Proposal for Pro Tech Communications, Inc.
              ---------------------------------------------------
                                  Page 3 of 3


Effective
Date: For purposes of this transaction, all calculations of values shall be as of the date hereof; which shall be considered the closing date.

Supplemental
Registration
Rights: Should the Investor elect the Supplemental Conversion Rights as noted above, NCT Group, Inc. shall file a registration statement covering such shares on a post issuance basis.


Selinus Limited                                         NCT Group, Inc.
---------------------        ---------------------      ------------------------
Investor                     Investor



/s/ S. Sallman                                           /s/ Michael J. Parrella
---------------------        ---------------------       -----------------------
Signature                    Signature                   Signature



S. Sallman                                               Michael J. Parella
---------------------        ---------------------       -----------------------
Print Name                   Print Name                  Print Name


3/7/2000                                                 3/7/2000
---------------------        ---------------------       -----------------------
Date                         Date                        Date





Pro Tech Communications, Inc.                   NCT Hearing Products, Inc.


/s/ Richard Hennessey                         /s/ Michael J. Parella
----------------------------------            ----------------------------------
Signature                                     Signature



Richard Hennessey                             Michael J. Parella
----------------------------------            ----------------------------------
Print Name                                    Print Name


3/8/2000                                      3/7/200
----------------------------------            ----------------------------------
Date                                          Date